Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on the Amendment No.8 to Form F-1 (File No. 333-280115) of our report dated April 23, 2025 relating to the financial statements of Carbon Zero Technologies International Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

April 23, 2025